EXHIBIT 23.1



               Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1999 relating to the financial statements, which appears in Stage Stores, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1999.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
August 13, 1999